               ORCHARD SUPPLY HARDWARE CORPORATION, the Company

                                      and

           ORCHARD SUPPLY HARDWARE STORES CORPORATION, the Guarantor


                                 $100,000,000


                            % Senior Notes due 2002


                              ___________________


                                   INDENTURE


                        Dated as of [          ], 1994


                              ___________________



              U.S. Trust Company of California, N.A., as Trustee

                               TABLE OF CONTENTS
                               -----------------


                                                                         Page
                                                                         ----


                                  ARTICLE ONE

                    DEFINITIONS AND INCORPORATION BY REFERENCE  ........... 1

SECTION 1.01.            Definitions....................................... 1
SECTION 1.02.            Other Definitions...............................  16
SECTION 1.03.            Incorporation by Reference of Trust
                         Indenture Act...................................  16
SECTION 1.04.            Rules of Construction...........................  17


                                  ARTICLE TWO

                                THE SECURITIES ..........................  17

SECTION 2.01.            Form and Dating.................................  17
SECTION 2.02.            Execution and Authentication....................  18
SECTION 2.03.            Registrar and Paying Agent......................  19
SECTION 2.04.            Paying Agent to Hold Money in Trust.............  19
SECTION 2.05.            Securityholder Lists............................  20
SECTION 2.06.            Transfer and Exchange...........................  20
SECTION 2.07.            Replacement Securities..........................  21
SECTION 2.08.            Outstanding Securities..........................  22
SECTION 2.09.            Treasury Securities.............................  22
SECTION 2.10.            Temporary Securities............................  23
SECTION 2.11.            Cancellation....................................  23
SECTION 2.12.            Defaulted Interest..............................  23


                                 ARTICLE THREE

                                  REDEMPTION.............................  24

SECTION 3.01.            Notices to Trustee..............................  24
SECTION 3.02.            Selection of Securities To Be Redeemed..........  24
SECTION 3.03.            Notice of Redemption............................  25
SECTION 3.04.            Effect of Notice of Redemption..................  25
SECTION 3.05.            Deposit of Redemption Price; Unclaimed Moneys...  26
SECTION 3.06.            Securities Redeemed in Part.....................  26


                                 ARTICLE FOUR

                                  COVENANTS..............................  27

SECTION 4.01.            Payment of Securities...........................  27
SECTION 4.02.            Maintenance of Office or Agency.................  27
SECTION 4.03.            Limitation on Transactions with Affiliates......  28
SECTION 4.04.            Limitation on Indebtedness......................  28
SECTION 4.05.            Limitation on Liens.............................  29
SECTION 4.06.            Limitation on Asset Dispositions, Etc...........  29


SECTION 4.07.            Limitation on Restricted Payments...............  32
SECTION 4.08.            Corporate Existence.............................  34
SECTION 4.09.            Payment of Taxes and Other Claims...............  34
SECTION 4.10.            Notice of Defaults..............................  34
SECTION 4.11.            Maintenance of Properties.......................  35
SECTION 4.12.            Compliance Certificates.........................  35
SECTION 4.13.            Reports.........................................  36
SECTION 4.14.            Waiver of Stay, Extension or Usury Laws.........  36
SECTION 4.15.            Repurchase of Securities Upon Change of Control.  36
SECTION 4.16.            Limitation on Sale and Leaseback Transactions...  38
SECTION 4.17.            Limitation on Dividends and Other Payment
                         Restrictions Affecting Subsidiaries.............  38
SECTION 4.18.            Limitation on Issuance of Preferred
                         Stock by Subsidiaries...........................  39


                                 ARTICLE FIVE
                           MERGERS; SUCCESSOR CORPORATION................  39

SECTION 5.01.            Restriction on Mergers and Consolidations
                         and Sales of Assets.............................  39
SECTION 5.02.            Successor Corporation Substituted...............  40

                                  ARTICLE SIX

                             DEFAULT AND REMEDIES........................  41

SECTION 6.01.            Events of Default...............................  41
SECTION 6.02.            Acceleration....................................  42
SECTION 6.03.            Other Remedies..................................  43
SECTION 6.04.            Waiver of Past Default..........................  43
SECTION 6.05.            Control by Majority.............................  43
SECTION 6.06.            Limitation on Suits.............................  44
SECTION 6.07.            Rights of Holders To Receive Payment............  44
SECTION 6.08.            Collection Suit by Trustee......................  44
SECTION 6.09.            Trustee May File Proofs of Claim................  45
SECTION 6.10.            Priorities......................................  45
SECTION 6.11.            Undertaking for Costs...........................  46

                                 ARTICLE SEVEN

                             TRUSTEE.....................................  46

SECTION 7.01.            Duties of Trustee...............................  46
SECTION 7.02.            Rights of Trustee...............................  47
SECTION 7.03.            Individual Rights of Trustee....................  48
SECTION 7.04.            Trustee's Disclaimer............................  48
SECTION 7.05.            Notice of Defaults..............................  48
SECTION 7.06.            Reports by Trustee to Holders...................  49
SECTION 7.07.            Compensation and Indemnity......................  49
SECTION 7.08.            Replacement of Trustee..........................  50
SECTION 7.09.            Successor Trustee by Merger, etc................  51

SECTION 7.10.            Eligibility; Disqualification...................  51
SECTION 7.11.            Preferential Collection of Claims...............  52

                                 ARTICLE EIGHT

                          DISCHARGE OF INDENTURE; DEFEASANCE.............  52

SECTION 8.01.            Satisfaction and Discharge......................  52
SECTION 8.02.            Defeasance and Covenant Defeasance..............  53
SECTION 8.03.            Application of Trust Money......................  55
SECTION 8.04.            Repayment to Company............................  56
SECTION 8.05.            Reinstatement...................................  56


                                  ARTICLE NINE

                              AMENDMENTS, SUPPLEMENTS AND WAIVERS........  57

SECTION 9.01.            Without Consent of Holders......................  57
SECTION 9.02.            With Consent of Holders.........................  57
SECTION 9.03.            Compliance with Trust Indenture Act.............  58
SECTION 9.04.            Revocation and Effect of Consents...............  58
SECTION 9.05.            Notation on or Exchange of Securities...........  59
SECTION 9.06.            Trustee To Sign Amendments, etc.................  59
SECTION 9.07.            Execution and Effect of Amendments, Waivers and
                         Supplemental Indentures.........................  59

                                  ARTICLE TEN

                              GUARANTEE..................................  60

SECTION 10.01.           Guarantee.......................................  60

                                 ARTICLE ELEVEN
                              MISCELLANEOUS..............................  61

SECTION 11.01.           Trust Indenture Act Controls....................  61
SECTION 11.02.           Notices.........................................  61
SECTION 11.03.           Communications by Holders with Other Holders....  63
SECTION 11.04.           Certificate and Opinion as to Conditions
                         Precedent.......................................  63
SECTION 11.05.           Statements Required in Certificate or Opinion...  63
SECTION 11.06.           Rules by Trustee, Paying Agent, Registrar.......  64
SECTION 11.07.           Governing Law...................................  64
SECTION 11.08.           No Recourse Against Others......................  64
SECTION 11.09.           Successors......................................  65
SECTION 11.10.           Counterpart Originals...........................  65
SECTION 11.11.           Severability....................................  65
SECTION 11.12.           No Adverse Interpretation of Other Agreements...  65
SECTION 11.13.           Legal Holidays..................................  65
SECTION 11.14.           Securities as Specified Senior Indebtedness.....  65


SIGNATURES

EXHIBIT A - Form of Security.............................................  A-1

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

                             CROSS-REFERENCE TABLE

                   Indenture
Trust Indenture Act Section         Section

(S) 310(a)(1).....................................     7.10
       (a)(2).....................................     7.10
       (a)(3).....................................     N.A.
       (a)(4).....................................     N.A.
       (a)(5).....................................     N.A.
       (b)  ......................................     7.08; 7.10; 11.02
       (c)  ......................................     N.A.
(S) 311(a)  ......................................     7.11
       (b)  ......................................     7.11
       (c)  ......................................     N.A.
(S) 312(a)  ......................................     2.05
       (b)  ......................................     11.03
       (c)  ......................................     11.03
(S) 313(a)  ......................................     7.06
       (b)(1).....................................     N.A.
       (b)(2).....................................     7.06
       (c)  ......................................     7.06; 11.02
       (d)  ......................................     7.06
(S) 314(a)  ......................................     4.13; 11.02
       (b)  ......................................     N.A.
       (c)(1).....................................     11.04
       (c)(2).....................................     11.04
       (c)(3).....................................     N.A.
       (d)  ......................................     N.A.
       (e)  ......................................     N.A.
       (f)  ......................................     N.A.
(S) 315(a)  ......................................     7.01(b)
       (b)  ......................................     7.05; 11.02
       (c)  ......................................     7.01(a)
       (d)  ......................................     7.01(c)
       (e)  ......................................     6.11
(S) 316(a)(last sentence).........................     2.09
       (a)(1)(A)..................................     6.05
       (a)(1)(B)..................................     6.04
       (a)(2).....................................     N.A.
       (b)  ......................................     6.07
       (c)  ......................................     N.A.
(S) 317(a)(1).....................................     6.08
       (a)(2).....................................     6.09
       (b)  ......................................     2.04
(S) 318(a)........................................     11.01

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

     INDENTURE dated as of [         ], 1994 between ORCHARD SUPPLY HARDWARE
CORPORATION, a Delaware corporation (the "Company"), ORCHARD SUPPLY HARDWARE STORES CORPORATION, a Delaware corporation (the "Guarantor"), and U.S. TRUST COMPANY OF CALIFORNIA, N.A., a national banking association validly organized and existing under the laws of the United States, as Trustee (the "Trustee").

     Intending to be legally bound hereby, the parties agree as follows for the benefit of each of the parties hereto and for the equal and ratable benefit of the Holders of the Company's _____% Senior Notes due 2002 (the "Securities").


                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.
               -----------

     "Acquired Indebtedness" means (i) with respect to any Person that becomes a
      ---------------------
Subsidiary of the Company (or is merged into the Company or any of its Subsidiaries) after the Issue Date, Indebtedness of, or Preferred Stock issued by, such Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company (or is merged into the Company or any of its Subsidiaries) that was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company (or being merged into the Company or any of its Subsidiaries) and (ii) with respect to the Company or any of its Subsidiaries, any Indebtedness assumed by the Company or any of its Subsidiaries or Non-recourse Indebtedness to which Property acquired by the Company or any of its Subsidiaries is subject, in each case in connection with the acquisition of any assets from another Person (other than the Company or any of its Subsidiaries), which Indebtedness was not incurred by such other Person in connection with, or in contemplation of, such acquisition. Notwithstanding the foregoing, in no event will Preferred Stock of the Company be deemed Acquired Indebtedness.

     "Affiliate" means, when used with reference to a specified Person, any
      ---------
Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person specified. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, the term "Affiliate" shall not include, (i) with respect to the Company, any Subsidiary of the Company, or (ii) with respect to any Subsidiary of the Company, the Company or any other Subsidiary of the Company.

     "Agent" means any Registrar, Paying Agent or co-Registrar.
      -----

     "Asset Disposition" means any sale, transfer, conveyance, lease or other
      -----------------
disposition (including, without limitation, by way of merger, consolidation or sale and leaseback or sale of shares of Capital Stock in any Subsidiary) (each, a "transaction") by the Company or any of its Subsidiaries to any Person (other than (i) a transaction between the Company and a Wholly Owned Subsidiary of the Company or a transaction between Wholly Owned Subsidiaries of the Company; provided, that, if such sale, transfer, conveyance, lease or other disposition is to a Wholly Owned Subsidiary, and the fair market value of the assets that are the subject thereof is $1 million or greater, such Wholly Owned Subsidiary shall, in order for such transaction not to be deemed an "Asset Disposition," enter into a supplemental indenture wherein such Wholly Owned Subsidiary shall unconditionally guarantee all of the obligations of the Company under this Indenture and the Securities and (ii) a transaction in the ordinary course of business (including such a transaction with a Wholly Owned Subsidiary)) of any Property. For purposes of this definition, the term "Asset Disposition" shall not include any sale, transfer, conveyance, lease or other disposition of assets and properties of the Company that is governed by Section 4.07 or Section 5.01.

     "Board of Directors" means the Board of Directors of the Company or any
      ------------------
authorized committee of that Board.

     "Board Resolution" means, with respect to any Person, a duly adopted
      ----------------
resolution of the Board of Directors of such Person.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday
      ------------
that is not a day on which banking institutions in the City of New York or in Los Angeles, California, the city of the Corporate Trust Office of the Trustee, are authorized or obligated by law, resolution or executive order to close.

     "Capital Stock" means, with respect to any Person, any and all shares,
      -------------
interests, participations, or other equivalents (however designated) of or in such Person's capital stock, and options, rights or warrants to purchase such capital stock, whether outstanding on or issued after the Issue Date, including, without limitation, all Common Stock and Preferred Stock.

     "Capitalized Lease Obligations" of any Person means the obligations of such
      -----------------------------
Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Change of Control" means (i) any sale, lease or other transfer (in one
      -----------------
transaction or a series of transactions) of all or substantially all of the assets of the Company to any Person (other than a Wholly Owned Subsidiary of the Company); (ii) Guarantor fails to own, beneficially and of record, 100% of the Capital Stock of the Company; (iii) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (other than FS&Co. or its Affiliates)) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Capital Stock of the Company representing 50% or more of the voting power of such Capital Stock; (iv) the Common Stock of the Guarantor is no longer registered under Section 12 of the Exchange Act; (v) Continuing Directors of the Company or the Guarantor cease to constitute at least a majority of the Board of Directors of the Company or the Guarantor, respectively; or (vi) the stockholders of the Company or the Guarantor approve any plan or proposal for the liquidation or dissolution of the Company or the Guarantor; provided, however, that in the event the Guarantor is merged into the Company in compliance with the terms of this Indenture and the beneficial owners of the Capital Stock of the Guarantor immediately prior to such transaction beneficially own all the Capital Stock of the Company immediately after such transaction, the provisions of clause (vi) above shall not apply to such transaction and thereafter clause (ii) above shall no longer be applicable and all references in this definition to the Guarantor shall be deemed to refer to the Company.

     "Company" means the Person named as the "Company" in the first paragraph of
      -------
this Indenture until a Successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

     "Company Order" means a written order or request signed in the name of the
      -------------
Company by its President or Vice President, and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, and delivered to the Trustee.

     "Commodity Agreement" of any Person means any option or futures contract or
      -------------------
similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in commodity prices.

     "Common Stock" means, with respect to any Person, any and all shares,
      ------------
interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated Cash Flow Available for Fixed Charges" means, for any period,
      --------------------------------------------------
without duplication, the amounts for such period of the sum of (i) Consolidated Net Income, plus (ii) taxes based upon the income of the Company with respect to the period, plus (iii) interest expense for such period, plus (iv) all depreciation and amortization and all other non-cash charges to earnings (excluding any such non-cash charge constituting an extraordinary item of loss or any non-cash charge that requires an accrual of or a reserve for cash charges for any future period), minus (v) all non-cash items increasing Consolidated Net Income; all as determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP. Consolidated Cash Flow Available for Fixed Charges for any period shall be adjusted to give pro forma effect (to the extent applicable) to (i) any Investment by the Company or a Subsidiary of the Company from the beginning of such period through the applicable determination date (the "Reference Period") in any Person which, as a result of such Investment, becomes a Subsidiary of the Company or in the acquisition of assets from any Person which constitutes substantially all of an operating unit or business of such Person, but only if the financial statements of such Person or operating unit or business used in calculating such pro forma effect shall have been audited by independent accountants and (ii) the sale or other disposition of any assets (including capital stock) of the Company or a Subsidiary of the Company, other than in the ordinary course of business, during the Reference Period as if such Investment or sale or disposition of assets by the Company or a Subsidiary of the Company occurred on the first day of the Reference Period.

     "Consolidated Fixed Charge Coverage Ratio" of the Company means, with
      ----------------------------------------
respect to any determination date, the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of the Company for the prior four full fiscal quarters for which financial results have been reported immediately preceding such determination date; to (ii) Consolidated Fixed Charges which the Company shall accrue during the next succeeding four full fiscal quarters for which financial results will be reported immediately following such determination date, such Consolidated Fixed Charges to be calculated on the basis of the amount of the Company's Indebtedness (on a consolidated basis) outstanding on the determination date and reasonably anticipated by the Board of Directors of the Company to be outstanding from time to time during such period.

     "Consolidated Fixed Charges" of the Company for any period means the sum
      --------------------------
of: (i) the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on a consolidated income statement for the Company and its Subsidiaries (including, but not limited to, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptance financing, the net costs associated with Commodity Agreements, Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount premium, if any, and all other non-cash interest expense other than interest amortized to cost of sales), plus (ii) interest incurred during the
                                      ----
period and capitalized by the Company and its Subsidiaries, on a consolidated basis in accordance with GAAP, plus (iii) the amount of Preferred Stock
                               ----
dividends accrued by the Guarantor or any of the Company's Subsidiaries on any Preferred Stock (other than Preferred Stock dividends payable to the Company or any Wholly Owned Subsidiary) whether or not paid during such period, provided
                                                                     --------
that, in making such computation, the Consolidated Fixed Charges attributable to interest on any Indebtedness computed on a pro forma basis and bearing a
                                           --- -----
floating interest rate shall be computed as if the rate in effect on the date of computation will be the applicable rate for the entire period.

     "Consolidated Net Income" of the Company for any period means the net
      -----------------------
income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be
                                                 --------
excluded from the computation of net income (loss) (to the extent otherwise included therein) without duplication: (i) the net income (or loss) of any Person (other than a Subsidiary of the Company) in which any Person other than the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income has actually been received by the Company or any of its Subsidiaries in the form of dividends or similar distributions during such period; (ii) the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or (b) the assets of such Person are acquired by the Company or any of its Subsidiaries, except for purposes of a pro forma calculation pursuant to clause (i) of the second sentence of the definition of Consolidated Cash Flow Available for Fixed Charges, the net income (or loss) of such Person shall be taken into account of the full four-quarter period for which the calculation is being made; (iii) the net income of any Subsidiary of the Company to the extent that (but only as long
as) the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Subsidiary during such period; (iv) any gain or loss, together with any related provisions for taxes on any such gain or loss, realized during such period by the Company or any of its Subsidiaries upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any of its Subsidiaries or (b) any Asset Disposition by the Company or any of its Subsidiaries; (v) any extraordinary gain or loss, together with any related provision for taxes on any such extraordinary gain or loss, realized by the Company or any of its Subsidiaries during such period; (vi) in the case of a successor to the Company by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets, except for purposes of a pro forma calculation pursuant to Section 5.01(v); and
(vii) amortization of debt discount and other debt issuance costs relating to the issuance of the Securities; and provided, further, that there shall be
                                    --------  -------
included in such net income (to the extent not otherwise included therein) the net income of any Subsidiary of the Company to the extent such net income is actually received by the Company or a Subsidiary of the Company in the form of cash dividends or other cash distributions from such Subsidiary.

     "Consolidated Tangible Net Worth" means, with respect to any Person, the
      -------------------------------
consolidated stockholder's equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its Subsidiaries, as determined in accordance with GAAP, less the book value
                                                             ----
of all Intangible Assets reflected on the consolidated balance sheet of the Company and its Subsidiaries as of such date.

     "Continuing Director" means a director who either was a member of the Board
      -------------------
of Directors of a Person on the date of this Indenture or who became a director of a Person subsequent to such date and whose election, or nomination for election by the Person's stockholders, was duly approved by a majority of the Continuing Directors then on the Board of Directors of the Person, either by a specific vote or by approval of the proxy statement issued by the Person on behalf of the entire Board of Directors of the Person in which such individual is named as nominee for director.

     "Corporate Trust Office of the Trustee" shall be at the address of the
      -------------------------------------
Trustee specified in Section 11.02 or such other address as the Trustee may give notice to the Company.

     "Credit Agreement" means the Financing Agreement, dated October 29, 1992,
      ----------------
as amended on July 29, 1993, November 12, 1993 and November 24, 1993, between the Company and The CIT Group/Business Credit, Inc., as the same may be amended hereafter from time to time and any subsequent agreement or agreements constituting a refinancing, extension, modification or substitution thereof in whole or in part.

     "Currency Agreement" of any Person means any foreign exchange contract,
      ------------------
currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

     "Default" means any event which is, or after notice or passage of time or
      -------
both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the
      ------------------
terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than a change in control which would not occur prior to a Change of Control under this Indenture), (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities or
(ii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in clause (i) above, in each case, at any time prior to the Maturity Date.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and
      ------------
the rules and regulations promulgated by the SEC thereunder.


     "FS&Co." means Freeman Spogli & Co., a California general
      ------
partnership.

     "GAAP" means generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

     "Guarantee" means the unconditional guarantee of the payment of the
      ---------
principal of or any premium or interest on the Securities by the Guarantor, as more fully set forth in Article 10.

     "Guarantor" means the Person named as the "Guarantor" in the first
      ---------
paragraph of this Indenture until a Successor shall have become such pursuant to the applicable provisions of this indenture, and thereafter "Guarantor" shall mean such successor.

     "Guarantor's Board of Directors" means the board of directors of the
      ------------------------------
Guarantor or any committee of that board duly authorized to act generally or in any particular respect for the Guarantor hereunder.

     "Guarantor's Board Resolution" means a copy of one or more resolutions,
      ----------------------------
certified by the Secretary or an Assistant Secretary of the Guarantor to have been duly adopted by the Guarantor's Board of Directors and to be in full force and effect on the date of such certification, is delivered to the Trustee.

     "Guarantor's Officers' Certificate" means a certificate signed by the
      ---------------------------------
President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Guarantor, that complies with the requirements of Section 14(e) of the TIA and is delivered to the Trustee.

     "Guarantor Request" and "Guarantor Order" mean, respectively, a written
      -----------------       ---------------
request or order signed in the name of the Guarantor by the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Guarantor and delivered to the Trustee.

     "Holder" or "Securityholder" means the Person in whose name a Security is
      ------      --------------
registered on the books of the Registrar or any co-Registrar.

     "Indebtedness" of any Person means, without duplication, (i) any liability
      ------------
of such Person (a) for borrowed money, or under any reimbursement obligation relating to a letter of credit, (b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any business, properties or assets of any kind or with services incurred in connection with capital expenditures, or (c) in respect of Capitalized Lease Obligations, (ii) any Indebtedness of others that such Person has guaranteed or that is otherwise its legal liability, (iii) to the extent not otherwise included, obligations under Currency Agreements, Commodity Agreements or Interest Protection Agreements, and (iv) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, provided that Indebtedness shall not include accounts
                        --------
payable (including, without limitation, accounts payable to such Person by any of its Subsidiaries or to any such Subsidiary by such Person or any of its other Subsidiaries, in each case, in accordance with customary industry practice) or liabilities to trade creditors of such Person arising in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (a) the outstanding balance at such date of all unconditional obligations as described above, (b) the maximum liability of such Person for any contingent obligations under clause (ii) above at such date and (c) in the case of clause (iv) above, the lesser of (1) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (2) the amount of the Indebtedness secured.

     "Indenture" means this Indenture as amended or supplemented from time to
      ---------
time.

     "Intangible Assets" of any Person means all unamortized debt discount and
      -----------------
expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their prior carrying values (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within one year of its acquisition) to its fair market value in accordance with GAAP), and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

     "Interest Payment Date" means the Stated Maturity of an installment of
      ---------------------
interest on the Securities.

     "Interest Protection Agreement" of any Person means any interest rate swap
      -----------------------------
agreement, interest rate collar agreement, option or future contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

     "Investment" of any Person means (i) all investments by such Person in any
      ----------
other Person in the form of loans, advances or capital contributions, (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

     "Issue Date" means the date on which the Securities are originally issued
      ----------
under this Indenture.

     "Lien" means, with respect to any Property, any mortgage, easement, lien,
      ----
lease, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, the Company shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

     "Maturity Date" means the date, which is set forth on the face of the
      -------------
Securities, on which the Securities will mature.

     "Net Cash Proceeds" means with respect to an Asset Disposition, cash
      -----------------
payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (including any cash received upon sale or disposition of such note or receivable), but only as and when received), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property disposed of in such Asset Disposition or received in any other non-cash form unless and until such non-cash consideration is converted into cash therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes paid or required to be accrued as a liability under GAAP as a consequence of such Asset Disposition, and in each case net of a reasonable reserve for the after-tax cost of any indemnification payments (fixed and contingent) attributable to the seller's indemnities to the purchaser undertaken by the Company or any of its Subsidiaries in connection with such Asset Disposition (but excluding any payments which by the terms of the indemnities will not, under any circumstances, be made during the term of the Securities), and net of all payments made on any indebtedness which is secured by such Property, in accordance with the terms of any Lien upon or with respect to such Property or which must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all distributions and other payments made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition.


     "Non-recourse Indebtedness" with respect to any Person means Indebtedness
      -------------------------
of such Person for which (i) the sole legal recourse for collection of principal of, premium, if any, and interest on such Indebtedness is against the specific Property identified in the instruments evidencing or securing such Indebtedness, and (ii) neither the Company, the Guarantor or any Subsidiary of the Company (other than the issuer of such Non-recourse Indebtedness) is directly or indirectly liable to make any payment thereon, has made any guarantee of payment of performance thereof or has pledged or granted any lien or encumbrance on any assets as collateral or security with respect thereto.

     "Obligations" means any principal, premiums, interest, penalties, fees and
      -----------
other liabilities payable under the documentation governing the Securities.

     "Officer" means the President, any Vice President, the Chief Financial
      -------
Officer, the Treasurer, or the Secretary of a Person.

     "Officers' Certificate" means a certificate signed by two Officers of the
      ---------------------
Company or by an Officer of the Company and an Assistant Treasurer or Assistant Secretary of the Company complying with Sections 11.04 and 11.05.

     "Opinion of Counsel" means a written opinion from legal counsel who is
      ------------------
reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Permitted Indebtedness" means (i) Indebtedness of the Company and its
      ----------------------
Subsidiaries outstanding immediately following the offering of the Securities and the application of the proceeds therefrom in the manner set forth under the caption "Use of Proceeds" in the prospectus relating to the offering of the

Securities; (ii) Indebtedness under the Credit Agreement, provided that (a) during a period of 30 consecutive days during each fiscal year of the Company, the amount of borrowings outstanding under the Credit Agreement, excluding obligations under the Credit Agreement relating to letters of credit, does not exceed $20 million and (b) the maximum amount of Indebtedness permitted under this clause (ii) shall not exceed at any time 40% of the aggregate of the Company's accounts receivable and inventory (as determined in accordance with
GAAP); (iii) any guarantee of the Securities by a Subsidiary of the Company;
(iv) the Securities; (v) Indebtedness in respect of obligations of the Company to the Trustee under this Indenture; (vi) intercompany debt obligations (including intercompany notes and guarantees by the Company of Indebtedness of its Subsidiaries) of the Company and each of its Subsidiaries; provided,
                                                               --------
however, that the obligations of the Company to any of its Subsidiaries or other
- -------
Persons with respect to such Indebtedness shall be subject to a subordination agreement providing for the subordination of such obligations in right of payment from and after such time as all Securities issued and outstanding shall become due and payable (whether at Stated Maturity, by acceleration or otherwise) to the payment and performance of the Company's obligations under this Indenture and the Securities; provided, further, that any Indebtedness of
                                   --------  -------
the Company or any of its Subsidiaries owed to any other Subsidiary of the Company that ceases to be such a Subsidiary shall be deemed to be incurred and shall be treated as an incurrence for purposes of the first paragraph of Section
4.04 at the time the Subsidiary in question ceased to be a Subsidiary of the Company; and (vii) Indebtedness of the Company or its Subsidiaries under any Currency Agreements, Commodity Agreements or Interest Protection Agreements.


     "Permitted Liens" means (i) Liens existing on the Issue Date, (ii) Liens
      ---------------
on the Company's accounts receivable and inventory (and related general intangibles and proceeds) securing Indebtedness under the Credit Agreement provided that the maximum amount of Indebtedness secured by Liens permitted under this clause (ii) shall not exceed at any time 40% of the aggregate amount of the Company's accounts receivable and inventory (as determined in accordance with GAAP), (iii) Liens securing Indebtedness collateralized by Property of, or any shares of stock of or debt of, any corporation existing at the time such corporation becomes a Subsidiary of the Company or at the time such corporation is merged into the Company or any of its Subsidiaries, provided that such Liens
                                                       --------
are not incurred in connection with, or in contemplation of, such corporation becoming a Subsidiary of the Company or merging into the Company or any of its Subsidiaries, (iv) Liens securing Refinancing Indebtedness used to refund, refinance or extend Indebtedness, provided that any such Lien does not extend to
                                  --------
or cover any Property or class of Property, shares or debt other than the Property or class of Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (v) Liens in favor of the Company or any of its Subsidiaries, (vi) Liens on

Property of the Company or any of its Subsidiaries acquired after the
Issue Date in favor of governmental bodies to secure progress or advance payments relating to such Property, (vii) Liens on Property of the Company or any of its Subsidiaries acquired after the Issue Date securing industrial revenue or pollution control bonds issued in connection with the acquisition or refinancing of such Property, (viii) Liens to secure Indebtedness that is otherwise permitted under this Indenture and that is used to finance the cost of Property of the Company or any of its Subsidiaries acquired after the Issue Date, provided that (a) any such Lien is created solely for the purpose of
      --------
securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, (c) the Indebtedness secured by such Lien is incurred by the Company or its Subsidiary within 180 days of the acquisition of such Property by the Company or its Subsidiary, as the case may be, and (d) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item, (ix) Liens to secure Indebtedness that is otherwise permitted under this Indenture the aggregate principal amount of which does not exceed $5 million outstanding at any one time, (x) Liens or deposits incidental to the conduct of business or the ownership of properties and assets (including Liens or deposits in connection with worker's compensation, unemployment insurance and other like laws, statutory landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's, or similar Liens) and Liens or deposits to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens or deposits of like general nature incurred in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings, and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (xi) Liens arising by reason of any judgment, decree or order of any court so long as such Liens are being contested in good faith by appropriate proceedings and the execution or other enforcement of such Liens is effectively stayed, (xii) Liens for taxes, assessments or governmental charges not yet delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserve or other appropriate provision has been made in accordance with GAAP; (xiii) easements, reservations, licenses, rights or way, zoning restrictions and covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, do not materially detract from the use by the Company or any of its Subsidiaries of the Property subject thereto, or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; and (xiv) the interest of a lessee under any lease under which the Company or any Subsidiary is a lessor.

     "Person" means any individual, corporation, limited or general partnership,
      ------
joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" of any Person means all Capital Stock of such Person
      ---------------
which has a preference in liquidation or a preference with respect to the payment of dividends.

     "principal" of a debt security means the principal of the security plus,
      ---------
when appropriate, the premium, if any, on the security.

     "Property" of any Person means all types of real, personal, tangible,
      --------
intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

     "redemption date," when used with respect to any Security to be redeemed,
      ---------------
means the date fixed for such redemption pursuant to this Indenture.

     "redemption price," when used with respect to any Security to be redeemed,
      ----------------
means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed as Exhibit A.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances or
      ------------------------
extends any Indebtedness of the Company or its Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Subsidiaries pursuant to the terms of this Indenture (other than Indebtedness referred to in clause (iii) of the second paragraph of Section 4.04), but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Securities to the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the Maturity Date, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the Maturity Date has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the Maturity Date, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced, or extended, except that (a) the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Subsidiary of the Company and (b) any Subsidiary of the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of a Subsidiary of the Company.

     "Restricted Investment" means, with respect to any Person, any Investment
      ---------------------
by such Person in (i) any of its Affiliates or in any Person that becomes an Affiliate as a result of such Investment, (ii) any executive officer or director of such Person or (iii) any executive officer or director of any Affiliate of such Person; provided that loans not in excess of $150,000 in the aggregate at
             --------
any one time outstanding and not in excess of $50,000 to any one individual executive officer or director of such Person will not be a Restricted Investment if, in the case of the President of the Company, the loan was approved by a majority of the members of the full Board of Directors not having any interest in the transaction or transactions giving rise to such loan and, in the case of all other individuals, the loans were approved by the President of the Company.

     "Restricted Payment" means any of the following: (i) the declaration or
      ------------------
payment of any dividend or any other distribution on Capital Stock of the Company or any Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Subsidiary of the Company (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) and (b) in the case of Subsidiaries of the Company, dividends or distributions payable to the Company or to a Subsidiary of the Company); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock, or any option, warrant, or other right to acquire shares of Capital Stock, of the Company or any of its Subsidiaries; (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Securities other than with the proceeds from the incurrence of Refinancing Indebtedness related thereto; and (iv) the making of any Restricted Investment or guarantee of any Restricted Investment in any Person; provided
                                                                    --------
that, notwithstanding the foregoing, (a) advances to employees, officers, directors, agents and representatives for travel and other reasonable and ordinary business expenses, and (b) advances and loans to employees and officers in connection with their relocation shall not be deemed Restricted Payments.

     "SEC" means the Securities and Exchange Commission.
      ---

     "Securities" means the  % Senior Notes due 2002 that are issued under this
      ----------
Indenture.

     "Stated Maturity," when used with respect to any Security or any
      ---------------
installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

     "Subsidiary" means, with respect of any Person, any corporation or other
      ----------
entity of which a majority of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)
      ---
77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in
Section 9.03.

     "Trustee" means the party named as such in this Indenture until a successor
      -------
replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Trust Officer" means any officer within the corporate trust administration
      -------------
department (or any successor group of the Trustee), including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "United States Government Obligations" means securities which are direct
      ------------------------------------
obligations of (i) the United States or (ii) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, are full faith and credit obligations of the United States and are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such United States Government Obligations or a specific payment of interest on or principal of any such United States Government Obligations held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such
                                --------
custodian is not authorized to make any
deduction from the amount received by the custodian in respect of the United States Government Obligations for the specific payment of interest or principal of the United States Government Obligations evidenced by such depository receipt.

     "Wholly Owned Subsidiary" of any Person means, at any time, a Subsidiary
      -----------------------
all of the Capital Stock of which (except director's qualifying shares, if any) are at the time owned directly or indirectly by such Person.

SECTION 1.02.  Other Definitions.
               -----------------

          Term                                          Defined in Section
          ----                                          ------------------
          "Affiliate Transaction"                               4.03
          "Available Amount"                                    4.06
          "Bankruptcy Law"                                      6.01
          "covenant defeasance"                                 8.02
          "Custodian"                                           6.01
          "defeasance"                                          8.02
          "Event of Default"                                    6.01
          "incurrence"                                          4.04
          "Net Cash Proceeds Offer"                             4.06
          "Paying Agent"                                        2.03
          "Purchase Date"                                       4.06
          "Registrar"                                           2.03
          "Repurchase Date"                                     4.15
          "Repurchase Right"                                    4.15
          "Required Filing Dates"                               4.13
          "Surviving Entity"                                    5.01


SECTION 1.03.  Incorporation by Reference of Trust
               Indenture Act.
               -----------------------------------

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.
      ----------

     "indenture securities" means the Securities.
      --------------------

     "indenture security holder" means a Securityholder.
      -------------------------

     "indenture to be qualified" means this Indenture.
      -------------------------

     "indenture trustee" or "institutional trustee" means the Trustee.
      -----------------      ---------------------

     "obligor" on the indenture securities means the Company or any other
      -------
   obligor on the Securities.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04.  Rules of Construction.
               ---------------------

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the Issue Date, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5)  provisions apply to successive events and transactions; and

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.  Form and Dating.
               ---------------

        The Securities and the Trustee's certificates of authentication shall be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, securities exchange rule or usage. Any notations, legends or endorsements not contained in the form of Security contained in Exhibit A shall be delivered in writing to the Trustee. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

        The terms and provisions contained in the form of the Securities, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture.

SECTION 2.02.  Execution and Authentication.
               ----------------------------


        Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall appear on the Securities and may be reproduced manually or by facsimile.

        If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

        A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.


        The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $100,000,000, upon a Company Order of the Company signed by two Officers of the Company or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company. The order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $100,000,000 except as provided in Section 2.07.

        The Trustee may appoint an authenticating agent acceptable to the Company and eligible to qualify as a Trustee hereunder pursuant to Section 7.10 to authenticate Securities other than upon original issuance. Any such appointment shall be evidenced by an instrument in writing signed by a Trust Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. The Company shall pay all fees payable to the authenticating agent. Any authenticating agent appointed hereunder shall be entitled to the benefits of Section 7.07. Unless limited by the terms of such appointment, any authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate as provided in
Section 7.03. The provisions of Sections 7.08, 7.09 and 7.10 shall apply to any authenticating agent appointed hereunder with the same effect as if such authenticating agent were the Trustee hereunder.

        The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.  Registrar and Paying Agent.
               --------------------------

        The Company shall maintain an office which may include an office of the Company, any Subsidiary of the Company or any Affiliate of the Company) or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office (which may include an office of the Company, any Subsidiary of the Company or any Affiliate of the Company) or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of the transfer and exchange thereof. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Registrar or Paying Agent without prior notice to any Holder.

        The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent and shall, if required, incorporate the provisions of the TIA. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with the provisions of Section 7.07.

        The Company initially appoints the Trustee as Registrar and Paying Agent. The Company shall give written notice to the Trustee in the event that the Company decides to act as Registrar or Paying Agent.

     SECTION 2.04.  Paying Agent to Hold Money in Trust.
                    -----------------------------------

        The Company shall require each Paying Agent to agree in writing to hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company, the Guarantor or any other obligor on the Securities), and to notify the Trustee of any default by the Company, the Guarantor or any other obligor on the Securities in making any such payment. If the Company, the Guarantor or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon making such payment the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05.  Securityholder Lists.
               --------------------

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

        Every Holder of a Security, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders required by Section 312 of the TIA, and that the Trustee shall not be held accountable by reason of mailing any material required to be disclosed pursuant to a request made under Section 312(b) of the TIA.

SECTION 2.06.  Transfer and Exchange.
               ---------------------


        When Securities are surrendered to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. Every Security surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company and the Guarantor shall execute and the Trustee shall authenticate Securities at the Registrar's request, subject to such rules as the Trustee may reasonably require. The date of any Security issued pursuant to this Section 2.06 shall be the date of such transfer or exchange. No service charge shall be made to the Securityholder for any registration of transfer or exchange, but the Company may require from the Securityholder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges not involving any transfer pursuant to Section 2.10, 3.06 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

        The Company shall not be required (i) to register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities under Section 3.02 and ending at the close of business on the day of the mailing of the relevant notice of redemption, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to register the transfer of or exchange any Security which has been surrendered for payment or repayment at the option of the Holder pursuant to Section 4.06 or Section 4.15, except the portion, if any, of such Security not to be so paid or repaid.


        No service charge shall be made to the Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require from the transferring or exchanging Holder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges (without a transfer to another Person) pursuant to
Section 2.07, 2.10, 3.06, or 9.05 hereof in which event the Company will be responsible for the payment of any such taxes).


        Prior to due presentment for registration of transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

SECTION 2.07.  Replacement Securities.
               ----------------------

        If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such lost, destroyed or wrongfully taken Security has been acquired by a bona fide purchaser, the Company and the Guarantor shall issue and the Trustee shall authenticate, upon the written request of the Company, a replacement Security if the requirements of the Company and the Trustee are met. The Company and the Trustee may require (i) evidence to their satisfaction of the loss, destruction or wrongful taking of a Security and (ii) such security or indemnity in an amount sufficient in the judgement of the Company and the Trustee to protect the Company, the Guarantor, the Trustee and any Agent from any loss which any of them may suffer if such Security is replaced. The Company and the Trustee each may charge such Holder for its expenses in replacing such Security.


        To the extent lawful, the provisions of this Section 2.07 are exclusive and shall preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

        Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

SECTION 2.08.  Outstanding Securities.
               ----------------------

        Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section or Section 2.09 as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company, the Guarantor or one of their respective Affiliates holds the Security.

        If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

        Securities with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Eight shall cease to be outstanding on and after the date of such defeasance and/or covenant defeasance, except to the extent provided in Section 8.02.

        If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds on a redemption date, a Purchase Date, a Repurchase Date or Maturity Date (or in the event that the Company, a Subsidiary of the Company or an Affiliate is acting as Paying Agent, if the Company, such Subsidiary or Affiliate sets aside and segregates in trust on a redemption date, a Purchase Date, a Repurchase Date or Maturity Date) money sufficient to pay the principal of and interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  Treasury Securities.
               -------------------

        In determining whether the Holders of the required principal amount of Securities have concurred in any direction, request, waiver or consent, Securities owned by the Company, the Guarantor, any Subsidiary of the Company or the Guarantor or an Affiliate of the Company or the Guarantor shall be disregarded and not treated as outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, request, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded and treated.

        The Trustee may require an Officers' Certificate listing securities owned by the Company, the Guarantor, a

Subsidiary of the Company or the Guarantor or an Affiliate of the Company or the Guarantor.

SECTION 2.10.  Temporary Securities.
               --------------------

        Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities upon surrender of such temporary securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.11.  Cancellation.
               ------------

        The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee for cancellation any Securities surrendered to them for transfer, exchange, repayment, redemption or payment. The Trustee and no one else shall promptly cancel all Securities so delivered to the Trustee or surrendered for transfer, exchange, repayment, redemption, payment or cancellation. The Company may not issue and the Trustee shall not authenticate new Securities to replace or reissue or resell Securities which the Company has redeemed, paid, purchased, repurchased, purchased on the open market or otherwise, or otherwise acquired or have been delivered to the Trustee for cancellation. The Trustee (subject to the record retention requirements of the Exchange Act) shall destroy all cancelled Securities and promptly deliver a certificate of destruction to the Company unless the Company shall by written order direct that cancelled Securities be returned to it.

SECTION 2.12.  Defaulted Interest.
               ------------------

        If the Company defaults in a payment of interest on the Securities, it or the Guarantor shall pay the defaulted interest, plus any interest payable on the defaulted interest pursuant to Section 4.01 hereof, to the persons who are Securityholders on a subsequent special record date, and such term, as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the fifteenth day next preceding the date fixed by the Company or the Guarantor for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before such special record date, the Company or the Guarantor shall mail to each Securityholder and to the Trustee, or the Trustee in the name and at the expense of the Company or the Guarantor shall mail to each Securityholder, a notice that states such special record date, the payment date and the amount of defaulted interest to be paid.

        Alternatively, in lieu of paying such defaulted interest pursuant to the preceding paragraph, the Company or the Guarantor may make payment of such defaulted interest in any other lawful manner, if, after notice given by the Company or the Guarantor to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee and if the Securities are listed on any securities exchange, then in such manner as is not inconsistent with the requirements of, and upon such notice as may be required by, such securities exchange.


                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.  Notices to Trustee.
               ------------------

        If the Company wants to redeem Securities pursuant to paragraph 5 of the Securities at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

        The Company shall give the notice provided for in this Section at least 45 days before the redemption date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.  Selection of Securities To Be Redeemed.
               --------------------------------------

        If less than all of the Securities are to be redeemed pursuant to paragraph 5 thereof, the Trustee shall select the Securities to be redeemed by any method that complies with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed, at the discretion of the Trustee, or, if the Securities are not so listed, by lot, pro rata or in such other manner as the Trustee shall deem fair and reasonable; provided that no Security with a principal amount of $1,000 or less
            --------
shall be redeemed in part. The Trustee shall make the selection from the Securities then outstanding, subject to redemption and not previously called for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  Notice of Redemption.
               --------------------

        At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed.

        The notice shall identify the Securities to be redeemed and shall state:

        (1)  the redemption date;

        (2)  the redemption price;

        (3)  the CUSIP number of the Securities;

        (4) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

        (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

        (6) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

        (7) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

        At the Company's request made at least 45 days before the redemption date (unless a shorter time period shall be agreed to by the Trustee in writing), the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

SECTION 3.04.  Effect of Notice of Redemption.
               ------------------------------

        Once a notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price and from and after the redemption date (unless the Company defaults in making the redemption payment) such Securities shall cease to accrue interest. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon to the redemption date, but interest installments whose maturity is on or prior to such redemption date shall be payable to the Holders of record at the close of business on the relevant record dates referred to in the Securities. The Trustee shall not be required to (i) issue, authenticate, register the transfer of or exchange any Security during a period beginning 15 days before the date a notice of redemption is mailed and ending at the close of business on the date the redemption notice is mailed, or (ii) register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 3.05.  Deposit of Redemption Price; Unclaimed Moneys.
               ---------------------------------------------

        Not later than 10:00 A.M., New York time, on the redemption date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, shall, on or before the redemption date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

        If money on deposit with the Trustee or the Paying Agent, as the case may be, for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. Thereafter, Security Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 3.06.  Securities Redeemed in Part.
               ---------------------------

        Upon surrender of a Security that is redeemed in part (with, if so required by the Company or the Trustee, due endorsement by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), the Trustee shall authenticate for the Holder a new Security in principal amount equal to and in exchange for the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.  Payment of Securities.
               ---------------------

        The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment in full.

        The Company shall pay interest on overdue principal at the same rate per
                                                                             ---
annum borne by the Securities.  The Company shall pay interest on overdue
- -----
installments of interest at the same rate per annum borne by the Securities, to
                                          ---------
the extent lawful.

SECTION 4.02.  Maintenance of Office or Agency.
               -------------------------------


        The Company shall maintain in the Borough of Manhattan, The City of New York, an office (which may include an office of the Company, a Subsidiary of the Company or an Affiliate of the Company) or agency where securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby initially designates the office or agency of the Trustee located at United States Trust Company of New York, 114 West 47th Street, 15th Floor, New York, New York 10036-1532, Attention: Corporate Trust Department as its office or agency in the Borough of Manhattan, The City of New York, to receive all such representations, surrenders, notices or demands.

        The Company may also from time to time designate one or more other offices (which may include an office of the Company, a Subsidiary of the Company or an Affiliate of the Company) or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall
                           --------
in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.
The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03.  Limitation on Transactions with Affiliates.
               ------------------------------------------

        The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any Affiliate of any of the Company's Subsidiaries or any holder of 10% or more of any class of Capital Stock of the Company (including any Affiliates of such holders) (each, an "Affiliate Transaction") except for any Affiliate Transaction the terms of which are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not such a holder, an Affiliate of such holder or an Affiliate of the Company or any of the Company's Subsidiaries; provided that the payments
                                              --------
described in clauses (A), (D) and (E) of the last paragraph of Section 4.07 and in clauses (a) and (b) of the proviso in the definition of Restricted Payment contained in Section 1.01 hereof will not be deemed Affiliate Transactions.


        In addition, the Company shall not, and shall not permit any Subsidiary of the Company to, enter into an Affiliate Transaction, or any series of related Affiliate Transactions, unless (i) with respect to such transaction or transactions involving or having a value of more than $700,000, the Company has
(x) obtained the approval of a majority of the full Board of Directors in the exercise of their fiduciary duties and (y) either obtained the approval of a majority of the members of the full Board of Directors not having any interest in such transaction or transactions or obtained an opinion of an independent financial advisor of national recognition to the effect that such transaction or transactions are fair to the Company or such Subsidiary, as the case may be, from a financial point of view and (ii) with respect to such transaction or transactions involving or having a value of more than $10 million, the Company has (x) obtained the approval of a majority of the full Board of Directors in the exercise of their fiduciary duties and (y) delivered to the Trustee an opinion of an independent financial advisor of national recognition to the effect that such transaction or transactions are fair to the Company or such Subsidiary, as the case may be, from a financial point of view.

SECTION 4.04.  Limitation on Indebtedness.
               --------------------------

        The Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to create, incur, assume, become liable for or guarantee the payment of (collectively, an

"incurrence") any Indebtedness (including Acquired Indebtedness); provided the
                                                                  --------
Company may incur Indebtedness, including Acquired Indebtedness, and may permit any Subsidiary of the Company to incur Acquired Indebtedness, if (i) at the time of such event and after giving effect thereto, on a pro forma basis, the
                                                    ---------
Consolidated Fixed Charge Coverage Ratio of the Company would have been greater than 2.0 to 1.0, and (ii) no Default or Event of Default shall have occurred and be continuing at the time of or occur as a consequence of the incurrence of such Indebtedness.

        The foregoing limitations shall not apply to the incurrence of (i) Permitted Indebtedness, (ii) Refinancing Indebtedness, and (iii) Indebtedness of the Company in addition to that permitted in clauses (i) and (ii) above, the aggregate principal amount of which does not exceed $20 million outstanding at any one time.

SECTION 4.05.  Limitation on Liens.
               -------------------

        The Company shall not, and shall not permit any Subsidiary of the Company to, issue, assume, guarantee or suffer to exist any Indebtedness secured by a Lien (other than a Permitted Lien) upon any Property of the Company or any Subsidiary of the Company or any shares of Capital Stock or debt of any Subsidiary of the Company, whether such Property is owned at the date of this Indenture or thereafter acquired, without making effective provision whereby the Securities shall be secured by such Lien equally and ratably with such Indebtedness, so long as such Indebtedness shall be so secured.

SECTION 4.06.  Limitation on Asset Dispositions, Etc.
               -------------------------------------

        (a)    Asset Dispositions.  (i) The Company shall not, and shall not
               ------------------
permit any or its Subsidiaries to, make any Asset Disposition unless (x) the Company (or its Subsidiary, as the case may be) receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Board of Directors and evidenced by a Board Resolution) and (y) not less than 75% of the consideration received by the Company (or its Subsidiary, as the case may be) is in the form of cash, and
(ii) the Net Cash Proceeds of such an Asset Disposition shall be within 360 days, at the Company's election, (A) invested in the business or businesses of the Company or a Subsidiary of the Company as of the Issue Date or any related business or (B) to the extent not so invested (the "Available Amount"), applied to make an offer to purchase the Securities (a "Net Cash Proceeds Offer") (on a pro rata basis if the Available Amount is less than the principal amount of the
- --------
Securities tendered in such Net Cash Proceeds Offer plus accrued interest to the date of purchase, with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired) at a purchase price of 100% of the principal amount thereof plus accrued interest to the date of purchase (the "Purchase Date").
The provisions of subclause (y) of the immediately preceding sentence shall not apply to a sale of the warehouse in San Jose, California owned by the Company on the Issue Date. Notwithstanding the foregoing, the Company and its Subsidiaries will not be required to apply such Net Cash Proceeds to the purchase of the Securities in accordance with clause (ii) of the immediately preceding sentence except to the extent that such Net Cash Proceeds, together with the aggregate Net Cash Proceeds of prior Asset Dispositions which have not been applied in accordance herewith, exceed $5 million, provided that when any non-cash consideration is
                             --------
converted into cash, such cash shall constitute Net Cash Proceeds and be subject to subclause (ii) of the preceding sentence. The 75% limitation of clause (y) of the first sentence of this paragraph shall not apply to any Asset Disposition in which the cash portion of the consideration received therefor is equal to or greater than what the net after-tax proceeds would have been had such Asset Disposition complied with the aforementioned 75% limitation if the Company shall have received an opinion of independent tax counsel confirming the appropriateness of the tax treatment of such Asset Disposition.

        In the event that the Capital Stock of a Subsidiary of the Company, which has entered into a supplemental indenture guaranteeing the obligations of the Company under the Securities and this Indenture, is sold or otherwise disposed of in a transaction with any Person that is not an Affiliate of the Company, such Subsidiary shall be deemed automatically and unconditionally released and discharged from any of its obligations under such supplemental indenture without any further action on the part of the Trustee or any Holder of the Securities; provided that the Net Cash Proceeds of such sale or other
                --------
disposition are applied in accordance with the applicable provisions of this
Section 4.06.

        (b)  Procedure for Purchase of Securities.  The Company shall provide
             ------------------------------------
the Trustee with written notice of a Net Cash Proceeds Offer at least 30 days before any notice of such Net Cash Proceeds Offer is mailed to Holders of the Securities (unless shorter notice is acceptable to the Trustee). Notice of a Net Cash Proceeds Offer shall be mailed by the Company, or by the Trustee in the name of and at the expense of the Company, to all Holders of Securities not less than 10 days nor more than 60 days before the Purchase Date at their last registered address with a copy to the Trustee and the Paying Agent. The Net Cash Proceeds Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 4:00 p.m., New York City time, on the Business Day next preceding the Purchase Date. The notice, which shall govern the terms of the Net Cash Proceeds Offer, shall include such disclosures as are required by law and shall state:

          (i)  that the Net Cash Proceeds Offer is being made pursuant to this
     Section 4.06;

          (ii) the purchase price (including the amount of accrued interest, if any) for each Security and the Purchase Date;

          (iii) that any Security not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

          (iv) that, unless the Company defaults in making the payment, any Security accepted for payment pursuant to the Net Cash Proceeds Offer shall cease to accrue interest after the Purchase Date;

          (v) that Holders electing to have Securities purchased pursuant to a Net Cash Proceeds Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 4:00 p.m., New York City time, on the Business Day next preceding the Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

          (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 4:00 p.m., New York City time, on the Business Day next preceding the Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his or her election to have such Securities purchased;

          (vii) that if Securities in a principal amount in excess of the Available Amount are tendered pursuant to the Net Cash Proceeds Offer, the Company shall purchase Securities on a pro rata basis among the Securities
                                            --- ----
     tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

          (viii) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

          (ix) the instructions that Holders must follow in order to tender their Securities.

        On or before the Purchase Date, the Company shall (i) deposit, or cause to be deposited, the Available Amount in immediately available funds with the Paying Agent, (ii) accept for payment, on a pro rata basis among the Securities
                                            --- ----
tendered in the event that Securities in a principal amount in excess of the

Available Amount are tendered pursuant to the Net Cash Proceeds Offer (and in any event with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be purchased), Securities or portions thereof tendered for purchase pursuant to the Net Cash Proceeds Offer and (iii) deliver to the Paying Agent the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered for purchase and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holders thereof. To the extent a Net Cash Proceeds Offer is not fully subscribed to by the Holders, the Company may retain (free and clear of the Lien of this Indenture) any unutilized portion of the Available Amount. The Paying Agent shall promptly deliver to the Company the balance of such Available Amount held by the Paying Agent after payment to the Holders of Securities as aforesaid.

        The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the Net Cash Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue thereof.

        No purchase of Securities required under this Section 4.06 shall occur until the Trustee shall have received, on or prior to the Purchase Date, an Officers' Certificate and an Opinion of Counsel as to (i) the Company's compliance with this Section 4.06 and (ii) the fulfillment of all conditions precedent to such purchase.

SECTION 4.07.  Limitation on Restricted Payments.
               ---------------------------------

        The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment unless:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

          (ii) immediately after giving effect to such Restricted Payment, the Company could incur at least $1.00 of

     Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 4.04; and

          (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (the fair market value of any such Restricted Payment if other than cash as determined in good faith by the Board of Directors and evidenced by a Board Resolution) declared or made after the Issue Date does not exceed the sum of (a) 50% of the Consolidated Net Income of the Company on a cumulative basis during the period (taken as one accounting period) from and including the first full fiscal quarter of the Company commencing after the Issue Date and ending on the last day of the Company's last fiscal quarter ending prior to the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), (b) 100% of the aggregate net cash proceeds of, and the fair market value of marketable securities (as determined in good faith by the Board of Directors and evidenced by a Board Resolution) received by the Company from (1) a contribution of capital after the Issue Date; (2) the issue or sale after the Issue Date of Capital Stock of the Company (other than the issue or sale of (A) Disqualified Stock or (B) Capital Stock of the Company to any Subsidiary of the Company); and (3) the issue or sale after the Issue Date of any Indebtedness or other securities of the Company convertible into or exercisable for Capital Stock (other than Disqualified Stock) of the Company which has been so converted or exercised, as the case may be.


        The foregoing clauses (ii) and (iii) will not prohibit: (A) the payment of any dividend within 60 days of its declaration if such dividend could have been made on the date of its declaration without violation of the provisions of this Indenture; (B) the repurchase, redemption or retirement of any shares of Capital Stock of the Company in exchange for, or in an amount not in excess of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of Capital Stock (other than Disqualified Stock) of the Company; (C) the repurchase, redemption or retirement of Indebtedness of the Company subordinated in right of payment to the Securities in exchange for, by conversion into, or in an amount not in excess of the net proceeds of, a substantially concurrent (x) issue or sale of Capital Stock (other than Disqualified Stock) of the Company (y) capital contribution to the Company or (z) incurrence of Refinancing Indebtedness with respect to such subordinated Indebtedness; (D) the making of Restricted Payments to the Guarantor for the purpose of paying the quarterly dividends accrued by the Guarantor on the outstanding 6% Cumulative Convertible Preferred Stock of the Guarantor; and (E) the making of Restricted Payments to the Guarantor to cover administrative expenses payable by the Guarantor not exceeding $250,000 in the aggregate in any 12-month period; provided
                                                                --------
that each Restricted Payment described in clauses (A) through (E) (other than subclause (z) of clause (C)) of this sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (iii) of the immediately preceding paragraph.

SECTION 4.08.  Corporate Existence.
               -------------------

        Subject to Article Five, the Company and the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory) and material franchises of the Company, the Guarantor and each of its Subsidiaries; provided,
                                                                       --------
that neither the Company nor the Guarantor shall be required to preserve any such right or franchise, or the corporate existence of any Subsidiary, if the board of directors of the Company or the Guarantor, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 4.09.  Payment of Taxes and Other Claims.
               ---------------------------------

        The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of the Company or any of its Subsidiaries; provided,
                                                                   --------
that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.10.  Notice of Defaults.
               ------------------

        (1) In the event that any Indebtedness of the Company or any of its Subsidiaries or of the Guarantor is declared due and payable before its maturity because of the occurrence of any default under such Indebtedness, the Company or the Guarantor, as the case may be, shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action is being taken or is proposed to be taken with respect thereto.

        (2) Upon becoming aware of any Default or Event of Default, the Company or the Guarantor, as the case may be, shall promptly deliver an Officers' Certificate or a Guarantor's Officers' Certificate, as the case may be, to the Trustee specifying the Default or Event of Default.

SECTION 4.11.  Maintenance of Properties.
               -------------------------

        The Company shall cause all material properties owned by or leased to it or any of its Subsidiaries and used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, that nothing in
                                                    --------
this Section shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of any Subsidiary of the Company concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or any of its Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

SECTION 4.12.  Compliance Certificates.
               -----------------------

        The Company shall deliver to the Trustee within 100 days after the close of each fiscal year an Officers' Certificate stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Company that occurred during such fiscal year. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section 4.12 shall be for the fiscal year ending January 29, 1995.

        The Guarantor shall deliver to the Trustee within 100 days after the close of each fiscal year a Guarantor's Officers' Certificate stating that a review of the activities of the Guarantor has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Guarantor that occurred during such fiscal year. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or

Events of Default, their status and the action the Guarantor is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section 4.12 shall be for the fiscal year ending January 29, 1995.

SECTION 4.13.  Reports.
               -------

        So long as any of the Securities is outstanding, whether or not the Guarantor is subject to Section 13(a) or 15(d) of the Exchange Act, to the extent permitted by the SEC, the Guarantor shall file with the SEC the annual reports, quarterly reports and other documents which the Guarantor would have been required to file with the SEC pursuant to such Sections 13(a) and 15(d) if the Guarantor were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Guarantor would have been required so to file such documents if the Guarantor were so subject. The Guarantor and, if the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall also in any event (x) within 15 days after each Required Filing Date file with the Trustee copies of the annual reports, quarterly reports and other documents which the Guarantor or the Company was or the Guarantor would have been required to file with the SEC pursuant to Sections 13(a) and 15(d) of the Exchange Act if the Guarantor were subject to such Sections and (y) if filing such documents by the Guarantor with the SEC is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder. The Guarantor and the Company shall also comply with the other provisions of TIA Section 314(a).


SECTION 4.14.  Waiver of Stay, Extension or Usury Laws.
               ---------------------------------------

        The Company and the Guarantor covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company and the Guarantor hereby expressly waive all benefit or advantage of any such law, and covenants that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.15.  Repurchase of Securities Upon Change of Control.
               -----------------------------------------------

        (a) Upon the occurrence of a Change of Control, each Holder of the Securities shall have the right (the "Repurchase Right"), at such Holder's option, to require the Company to repurchase all or any part of such Holder's Securities on a date specified in the notice referred to below (the "Repurchase Date") that is no later than 60 days after notice of the Change of Control, at 101% of the principal amount thereof, plus accrued interest to the Repurchase Date.

        (b) On or before the thirtieth day after the Change of Control, the Company shall deliver, or cause to be delivered, by first-class mail, to all holders of record of such Securities and the Trustee (or the Trustee, in the name and at the expense of the Company, shall deliver) a notice regarding the Change of Control and the Repurchase Right. Each such notice shall state

          (i)  the Repurchase Date;

          (ii)  the date by which the Repurchase Right must be exercised;

          (iii) the price (including the amount of accrued interest, if any) for such Securities; and

          (iv) the procedure which the Holder of Securities must follow to exercise the Repurchase Right.

        Substantially simultaneously with mailing of the notice, the Company shall cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York.

        (c) To exercise the Repurchase Right, the Holder of a Security must deliver at least ten days prior to the Repurchase Date written notice to the Company (or any agent designated by the Company for such purpose) of such Holder's exercise of the Repurchase Right, together with the Security with respect to which such Repurchase Right is being exercised, duly endorsed for transfer; provided that, if mandated by applicable tender offer rules and
          --------
regulations, a Holder may be permitted to deliver such written notice nearer to the Repurchase Date, as may be specified by the Company.

        (d) In the event a Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the price payable with respect to the Securities as to which the Repurchase Right has been exercised in cash to the Holder of such Securities, on the Repurchase Date. In the event that a Repurchase Right is exercised with respect to less than the entire principal amount of a surrendered Security, the Company shall execute and deliver to the Trustee and the Trustee shall authenticate for issuance in the name of the Holder a new Security or Securities in the aggregate principal amount of that portion of such surrendered Security not repurchased.

        (e) The Company shall comply with all applicable tender offer rules and regulations, including Section 14(e) of the Exchange Act and the rules thereunder, if the Company is required to give a notice of the Repurchase Right as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

        (f) No repurchase of Securities under this Section 4.15 shall occur until the Trustee shall have received, on or prior to the Repurchase Date an Officers' Certificate and an opinion of Counsel as to (i) the Company's compliance with this Section 4.15 and (ii) the fulfillment of all conditions precedent to such repurchase.

SECTION 4.16.  Limitation on Sale and Leaseback Transactions.
               ---------------------------------------------

        The Company shall not, and shall not permit any Subsidiary of the Company to, enter into any sale and leaseback transaction with respect to any Property (whether now owned or hereafter acquired) unless (i) if the sale or transfer of the Property to be leased does not occur within 180 days after the acquisition of such Property, the Company complies with the requirements of
Section 4.06 and (ii) the Company or such Subsidiary would be entitled under
Section 4.04 to incur at least $1 of Indebtedness after giving effect to such sale and leaseback transaction on a pro forma basis, provided that this clause
                                    --- -----
(ii) shall not be applicable with respect to the premises owned by the Company at the Issue Date located in Pismo Beach, California and San Rafael, California if a sale and leaseback transaction is consummated with respect thereto within one year after the Issue Date, in the case of the Pismo Beach premises, and prior to July 31, 1995, in the case of the San Rafael premises.

SECTION 4.17.  Limitation on Dividends and Other Payment
               Restrictions Affecting Subsidiaries.
               -----------------------------------

        The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to (i) (a) pay dividends or make any other distributions on its Capital Stock, or any other interest or participation in or measured by its profits, owned by the Company or any other Subsidiary of the Company, or (b) pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (ii) make loans or advances to the Company or a Subsidiary of the Company or (iii) transfer any of its properties or assets to the Company or any other Subsidiary of the Company, except for Permitted Liens and such other encumbrances or restrictions existing under or by reason of (a) any restrictions, with respect to a Subsidiary that is not a Subsidiary of the Company on the Issue Date, under any agreement in existence at the time such Subsidiary becomes a Subsidiary of the Company (unless such agreement was entered into in connection with, or in contemplation of, such entity becoming a Subsidiary of the Company on or after the Issue Date), (b) any restrictions under any agreement evidencing any Acquired Indebtedness of a Subsidiary of the Company incurred pursuant to the provisions of Section 4.04; provided that such restrictions shall not restrict
                            --------
or encumber any assets of the Company or its Subsidiaries other than such Subsidiary, (c) terms relating to the nonassignability of any operating lease,
(d) customary provisions restricting assignment of any contract (or any rights thereunder), (e) any encumbrance or restriction existing under any agreement that refinances or replaces the agreements containing restrictions described in clauses (a) through (d), provided that the terms and conditions of any such
                         --------
restrictions are no less favorable to the Holders of the Securities than those under the agreement so refinanced or replaced, or (f) any encumbrance or restriction due to applicable law.

SECTION 4.18.  Limitation on Issuance of Preferred
               Stock by Subsidiaries.
               -----------------------------------

        The Company shall not cause or permit any of its Subsidiaries to issue any Preferred Stock or to have outstanding at any time any shares of Preferred Stock, except issuances of Preferred Stock to the Company or a Wholly Owned Subsidiary of the Company; provided, that the Company or a Wholly Owned
                           --------
Subsidiary of the Company is at all times the sole beneficial and record owner of such Capital Stock.



                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.  Restriction on Mergers and Consolidations
               and Sales of Assets.
               -----------------------------------------

        The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution) to, any Person unless:

          (i) the entity formed by or surviving any such consolidation or merger (if other than the Company), or to which sale, lease, conveyance or other disposition shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

          (ii) the Surviving Entity assumes by supplemental indenture all of the obligations of the Company on the Securities and under this Indenture;

          (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;


          (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Consolidated
                                        --- -----
     Tangible Net Worth of the Company or the Surviving Entity, as the case may be, would be at least equal to the Consolidated Tangible Net Worth of the Company immediately prior to such transaction;

          (v) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company or the
                                        --- -----
     Surviving Entity, as the case may be, could incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 4.04; and

          (vi) the Guarantor shall have delivered to the Trustee a Guarantor's Officers' Certificate and an Opinion of Counsel, each stating that the Guarantor's obligations hereunder shall remain in full force and effect after such transaction.

        Notwithstanding the foregoing, any Wholly Owned Subsidiary may merge with or into the Company so long as (a) all of the conditions specified above, except for clause (v), are satisfied and (b) the Company is the surviving entity.

SECTION 5.02.  Successor Corporation Substituted.
               ----------------------------------

        Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving Person had been named as the Company herein.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.
               -----------------

          An "Event of Default" occurs if:

          (i) the Company fails to pay interest on any of the Securities when the same becomes due and payable and such failure continues for a period of 30 days;

          (ii) the Company fails to pay the principal of or premium on any of the Securities when the same becomes due and payable whether at maturity, upon acceleration, redemption or otherwise;

          (iii) the Company or the Guarantor fails to observe or perform any other covenant in this Indenture for 30 days after notice from the Trustee or the holders of 25% in principal amount of the Securities outstanding (except in the case of a default with respect to Section 4.15 and Section 5.01, which will constitute Events of Default with such notice but without passage of time);

          (iv) the Company fails to make any payment when due (after giving effect to any applicable grace period) under any Indebtedness in a principal amount in excess of $5 million which is not subordinated to the Securities (including, without limitation, Indebtedness under the Credit Agreement) or any of its Subsidiaries fails to make payment when due (after giving effect to any applicable grace period) under any Indebtedness in a principal amount in excess of $5 million;

          (v) the Company or any of its Subsidiaries fails to perform any term, covenant, condition or provision of any Indebtedness (other than the Securities) in a principal amount in excess of $5 million individually or $10 million in the aggregate, which failure results in the acceleration of the maturity of such Indebtedness;

          (vi) a final judgment or judgments for the payment of money not fully covered by insurance, which judgments exceed $5 million individually or $10 million in the aggregate, is entered against the Company or any of its Subsidiaries and is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

          (vii) the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case or proceeding,

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (D)  makes a general assignment for the benefit of its creditors;
          or

          (iii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any of its Subsidiary in an involuntary case or proceeding,

               (B) appoints a Custodian of the Company or any of its Subsidiary or for all or substantially all of its property, or

               (C) orders the liquidation of the Company or any of its Subsidiary,

     and in each case the order or decree remains unstayed and in effect for 30 days; provided that if the entry of such order or decree is appealed and
           --------
     dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

        The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

        The Trustee shall, within 90 days after the occurrence of any Default known to it, give to the holders of Securities notice of such Default; provided
                                                                       --------
that, except in the case of a Default in the payment of principal of or interest on any of the Securities, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of Securities.

SECTION 6.02.  Acceleration.
               ------------

        In case an Event of Default (other than an Event of Default described in clause (vii) or (viii) of Section 6.01 above with respect to the Company) shall occur and be continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities then outstanding, by notice in writing to the Company (and to the Trustee if given by the holders of Securities), may declare all unpaid principal and accrued interest on the Securities then outstanding to be due and payable immediately. Any such declaration with respect to the Securities may be annulled or rescinded by the Holders of not less than a majority in principal amount of the outstanding Securities in accordance with Section 6.04.

        If an Event of Default specified in clause (vii) or (viii) of Section
6.01 occurs with respect to Company and is continuing, then all unpaid principal of, premium, if any, and accrued interest on the outstanding Securities shall ipso facto become immediately due and payable without any declaration or other
- ---- -----
act on the part of the Trustee or any Holder thereof.

SECTION 6.03.  Other Remedies.
               --------------

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Default.
               ----------------------

        Subject to Sections 6.07 and 9.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may annul, rescind or waive an existing Default or Event of Default and its consequences, except, unless theretofore cured, a Default in the payment of principal of or interest on any Security as specified in clauses
(i) and (ii) of Section 6.01. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such annulment, rescission or waiver and attaching copies of such consents. When a Default or Event of Default is so waived, it is cured.

SECTION 6.05.  Control by Majority.
               -------------------

        The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by
           --------
the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

SECTION 6.06.  Limitation on Suits.
               -------------------

        A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

             (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

             (2) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

             (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

             (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

             (5) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

        A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.  Rights of Holders To Receive Payment.
               ------------------------------------

        Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.  Collection Suit by Trustee.
               --------------------------

        If an Event of Default in payment of interest or principal specified in
Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, the Guarantor or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by
                                                              --- -----
the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  Trustee May File Proofs of Claim.
               --------------------------------

        The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company, the Guarantor or any other obligor upon the Securities, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.  Priorities.
               ----------

        If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

          First:  to the Trustee for amounts due under Section 7.07;

          Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          Third: to the Company or any other Person or Persons entitled thereto.

        The Trustee, upon prior written notice to the Company and the Guarantor, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11.  Undertaking for Costs.
               ---------------------

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys, fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates expressed in the Security.


                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.  Duties of Trustee.
               -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the holders of Securities, unless they shall have offered to the Trustee security and indemnity satisfactory to it.

          (b) Except during the continuance of an Event of Default actually known to the Trustee:

          (1) The Trustee need perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to it pursuant to Section 11.04 hereof furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

        (1)  This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

        (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

        (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

        (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

        (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

        (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or the Guarantor, as the case may be. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  Rights of Trustee.
               -----------------

          Subject to Section 7.01:

             (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

             (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel or, if such matter relates to the Guarantor, a Guarantor's Officers' Certificate and Opinion of Counsel, in each case which shall conform to the provisions of
     Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

             (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

             (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

             (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 7.03.  Individual Rights of Trustee.
               ----------------------------

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.
               --------------------

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05.  Notice of Defaults.
               ------------------

     If a Default or an Event of Default occurs and is continuing and the Trustee receives actual notice of such event, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after receipt of such notice. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders.

SECTION 7.06.  Reports by Trustee to Holders.
               -----------------------------

     If required by TIA (S) 313(a) within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b), (c) and (d).

     A copy of each such report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed.

     The Company shall promptly notify the Trustee in writing if the Securities become listed on any securities exchange or of any delisting thereof.

SECTION 7.07.  Compensation and Indemnity.
               --------------------------

     The Company shall pay to the Trustee from time to time reasonable compensation for its services rendered hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.01 hereof.

     The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by the Trustee without negligence, bad faith or willful misconduct on its part in connection with the administration of this trust and its duties under this Indenture, including the reasonable expenses and attorneys' fees of defending itself against any claim of liability arising hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent such failure shall have prejudiced the Company. The Company shall defend the claim and the Trustee shall cooperate in the defense. If the Trustee is advised by counsel that its interests conflict with or are adverse to the Company's, then the Trustee may have separate counsel and the Company shall pay the reasonable fees of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee if such violation arose from the Trustee's negligence or bad faith and willful misconduct.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a senior claim prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in clause (vii) or (viii) of Section 6.01 occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this
Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.
               ----------------------

          The Trustee may resign at any time by so notifying the Company and the Guarantor in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Guarantor. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the senior claim provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, etc.
               --------------------------------

        If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee, provided that such successor is eligible and qualified under this Article Seven.

SECTION 7.10.  Eligibility; Disqualification.
               -----------------------------


        This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA (S)(S) 310(a)(1) and 310(a)(2). The Trustee shall have (or in the case of a corporation included in a bank holding company structure, the related bank holding company shall have) a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA (S) 310(b), the Trustee and the Company shall comply with the provisions of TIA (S) 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the

Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article Seven.

SECTION 7.11.  Preferential Collection of Claims.
               ---------------------------------

        The Trustee, in its capacity as Trustee hereunder, shall comply with TIA
(S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.


                                 ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.  Satisfaction and Discharge.
               --------------------------

        This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities, as expressly provided for in Section 2.06, and except as to Section 7.07) as to all outstanding Securities when (i) either (a) all such Securities theretofore authenticated and delivered (except (1) lost, destroyed or wrongfully taken Securities which have been replaced or paid as provided in Section 2.07 and (2) Securities for whose payment money as theretofore been deposited with the Trustee or any Paying Agent and thereafter repaid to the Company or the Guarantor as provided in Section 8.04) have been delivered to the Trustee for cancellation or (b) all such Securities not theretofore delivered to the Trustee for cancellation either have become due and payable, will become due and payable at their Stated Maturity within one year or are redeemable at the option of the Company and are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company or the Guarantor, and, in any event, the Company or the Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness for principal of, premium, if any and interest to the date of such deposit (in the case of Securities that have become due and payable) or to the Maturity Date or redemption date, as the case may be, on the Securities not theretofore delivered to the Trustee for cancellation; (ii) the Company or the Guarantor has paid or caused to be paid all other sums payable under this Indenture by the Company or the Guarantor; and (iii) the Company or the Guarantor has delivered to the Trustee an Officers' Certificate and a Guarantor's Officers' Certificate, and an Opinion of Counsel each stating that
(A) all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with and (B) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or the Guarantor is a party or by which they are bound.

        After such delivery or irrevocable deposit and delivery of an Officers' Certificate, Guarantor's Officers' Certificate, and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's and Guarantor's obligations under the Securities and this Indenture except for those surviving obligations specified above.

        Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (i) of the first paragraph of this Section 8.01, the obligations of the Trustee under Sections 8.03 and 8.04 shall survive.

SECTION 8.02.  Defeasance and Covenant Defeasance.
               ----------------------------------


          (a) The Company and the Guarantor may, at their option and at anytime elect to have the obligations of the Company and the Guarantor discharged with respect to the outstanding Securities (a "defeasance") by fulfilling the applicable conditions of Section 8.02(b). Such defeasance means that the Company and the Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, and to have satisfied all their other obligations under such Securities and this Indenture (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive unless otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive, solely from the trust fund described in Sections 8.02(b) and 8.03, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to the Securities concerning issuing temporary Securities (Section 2.10), registration of transfer or exchange of Securities (Section 2.06), mutilated, destroyed, lost or stolen Securities (Section 2.07) and the maintenance of an office or agency for payment (Section 4.02) and money for security payments held in trust (Section 2.04), (iii) the rights, powers, trusts, duties and immunities of the Trustee set forth in Article Seven and (iv) the defeasance provisions this Article Eight. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to any covenants contained in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19 and
5.01 (a "covenant defeasance") by fulfilling the applicable provisions of
Section 8.02(b) and such Securities shall thereafter be deemed not to be outstanding for the purposes of any direction, waiver, consent, declaration or any other act or action of the Holders (and the consequences of any thereof) taken or to be taken in connection with any of such covenants, but shall continue to be deemed outstanding for all other purposes hereunder. For this purpose such covenant defeasance means with respect to such outstanding Securities that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or by reason of reference in any such Section to any other provision herein or in any other document, and such omission to comply with any such term, condition or limitation shall not constitute a Default or an Event of Default with respect to the Securities. In the event covenant defeasance occurs, the events described in clauses (iii) (as it applies to the covenants listed in the foregoing sentence), (iv), (v) and (vi) of Section 6.01 shall no longer constitute Events of Default with respect to the Securities. Except as specified above, the remainder of this Indenture and such Securities shall be unaffected by such covenant defeasance.


(b)  The following shall be the conditions to application of this Section 8.02:


          (i) the Company or the Guarantor shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds, in trust for the benefit of the Holders of the Securities, cash in U.S. dollars, United States Government Obligations, or a combination thereof, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Securities on the Stated Maturity of such principal or installment of principal or interest;

          (ii) in the case of defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as clauses (vii) and
     (viii) of Section 6.01 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or the Guarantor is a party or by which it is bound;

          (vi) in the case of defeasance or covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (vii) the Company and the Guarantor shall have delivered to the Trustee an Officers' Certificate and a Guarantor's Officers' Certificate, respectively, stating that the deposit was not made by the Company or the Guarantor, as the case may be, with the intent of preferring the Holders of Securities over the other creditors of the Company or the Guarantor with the intent of defecting, hindering, delaying or defrauding creditors of the Company, the Guarantor or others; and

          (viii) the Company and the Guarantor shall have delivered to the Trustee an Officers' Certificate and a Guarantor's Officers' Certificate, respectively, and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

             (c) Notwithstanding defeasance or covenant defeasance in accordance with this Section 8.02, the obligations of the Trustee under Sections
8.03 and 8.04 shall survive.

SECTION 8.03.  Application of Trust Money.
               --------------------------

        Subject to Section 8.04, the Trustee shall hold in trust all money or United States Government Obligations deposited with it pursuant to Sections 8.01 or 8.02, and shall apply the deposited money and the money from United States Government

Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 8.04.  Repayment to Company.
               --------------------

        Subject to Sections 7.07, 8.01 and 8.02, the Trustee shall promptly pay to the Company upon written request any excess money and/or United States Government Obligations held by it at any time. The Trustee shall pay to the Company or the Guarantor, as appropriate, upon written request any money held by it for the payment of principal, premium or interest that remains unclaimed for two years; provided that the Trustee before being required to make any payment
           --------
may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company or the Guarantor, as the case may be. After payment to the Company or the Guarantor, Securityholders entitled to money must look to the Company or the Guarantor, as the case may be, for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.05.  Reinstatement.
               -------------

        If the Trustee is unable to apply any money or United States Government Obligations in accordance with Sections 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Guarantor's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.01 or 8.02 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with Sections 8.01 or 8.02; provided that if the Company or the Guarantor has made
                       --------
any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company or the Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee.

                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders.
               --------------------------

        The Company, when authorized by a Board Resolution, the Guarantor, when authorized by a Guarantor's Board Resolution, and the Trustee, as applicable, may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

          (1)  to cure any ambiguity, defect or inconsistency;

          (2) to evidence the succession of another Person to the Guarantor, the Company or any Subsidiary of the Company and the assumption by any such successor of the covenants of the Guarantor, the Company or such Subsidiary, as the case may be;

          (3) to evidence the release and discharge of the obligations of any Subsidiary of the Company the Capital Stock of which has been sold or otherwise disposed of in accordance with the applicable provisions of this Indenture; or

          (4) to make any other change that does not have a material adverse effect on the rights of any Securityholder.

SECTION 9.02.  With Consent of Holders.
               -----------------------

             In addition to the amendments and supplements permitted under
     Section 9.01, subject to Section 6.07, the Company, when authorized by a Board Resolution, the Guarantor, when authorized by a Guarantor's Board Resolution, and the Trustee, as applicable, may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to Section 6.07, the Holders of not less than a majority in principal amount of the outstanding Securities may waive (either generally or as to a particular circumstance and either retroactively or prospectively) compliance by the Company or the Guarantor with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected thereby, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

          (i) reduce the rate, or change the time or place for payment, of interest on any Security, or reduce any amount payable on the redemption thereof or upon a Change of Control;

          (ii) reduce the principal, or change the fixed maturity or place of payment, of any Security;

          (iii) change the currency of payment of principal of or interest on any Security;

          (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Security;

          (v) reduce the principal amount of outstanding Securities necessary to modify or amend this Indenture;

          (vi)  modify any of the provisions of Section 4.15;

          (vii) modify any of the provisions of Article 10 in any way that affects adversely the Securities; or

          (viii) modify any of the foregoing provisions or reduce the principal amount of outstanding Securities necessary to waive any covenant or past Default.

        It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.03.  Compliance with Trust Indenture Act.
               -----------------------------------

          Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.  Revocation and Effect of Consents.
               ---------------------------------

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, except as provided in the succeeding paragraph, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives written notice of such revocation before the date the amendment, supplement or waiver becomes effective.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke by written notice received by the Trustee any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date, unless the relevant amendment, supplement or waiver to which such consent relates has become effective, in which event such Persons who were Holders at such record date shall no longer be entitled to revoke any consent previously given and such consent shall continue to be valid and effective.


SECTION 9.05.  Notation on or Exchange of Securities.
               -------------------------------------

        If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  Trustee To Sign Amendments, etc.
               --------------------------------

        The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that such amendment, supplement or waiver, constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity satisfactory to it in its sole discretion.

SECTION 9.07.  Execution and Effect of Amendments, Waivers and
               -----------------------------------------------
               Supplemental Indentures.
               -----------------------

        Upon the request of the Company and/or the Guarantor, accompanied by a resolution of the Boards of Directors of the Company and the Guarantor, authorizing the execution of any such supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, in its discretion, but shall not be obligated to, enter into such supplemental Indenture.

        After an amendment, supplement or waiver of this Indenture under this Article Nine becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

        After an amendment, supplement or waiver of this Indenture becomes effective under this Article Nine, it shall form a part of this Indenture for all purposes and bind every Securityholder, unless it makes a change described in any of clauses (i) through (viii) of Section 9.02. In that case, the amendment, supplement or waiver shall form a part of this Indenture for all purposes and bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.


                                  ARTICLE TEN

                                   GUARANTEE

SECTION 10.01. Guarantee.
               ---------

        The Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee the due and punctual payment of the principal of, any premium and interest on and any other Obligation with respect to, such Security, when and as the same shall become due and payable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such Security and of this Indenture. In case of the failure of the Company punctually to pay any such principal, premium, interest or other Obligations, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Company.

        The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Security or this Indenture, any failure to enforce the provisions of any Security or this Indenture, or any waiver, modification, consent or indulgence granted with respect thereto by the Holder of such Security or the Trustee, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, any premium and interest on, and any other Obligations with respect to, the Securities and the complete performance of all other obligations contained in the Securities.

        This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment on any Security, in whole or in part, is rescinded or must otherwise be restored to the Company or the Guarantor upon the bankruptcy, liquidation or reorganization of the Company or otherwise.

        The Guarantor shall be subrogated to all rights of the Holder of any Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however,
                                                            --------  -------
that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, any premium and interest on, and any other Obligations with respect to, all Securities shall have been paid in full.


                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

SECTION 11.01.  Trust Indenture Act Controls.
                ----------------------------

        If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02.  Notices.
                -------

        Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail or by telecopy addressed as follows:

          if to the Company or the Guarantor:

               Orchard Supply Hardware Corporation
               6450 Via Del Oro
               San Jose, California  95119
               Attention:  Chief Financial Officer
               Telecopy Number:  (408) 629-7174

          with copies, in either case, to:

               Freeman Spogli & Co.
               11100 Santa Monica Boulevard
               Suite 1900
               Los Angeles, California  90025
               Attention:  Ronald P. Spogli
               Telecopy Number:  (310) 444-1870

          if to the Trustee:

               U.S. Trust Company of California
               Suite 2700
               555 South Flower Street
               Los Angeles, California  90071
               Attention: Corporate Trust Division
               Telecopy Number:  (213) 489-3371


        The Company, the Guarantor or the Trustee by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

        Any notice or communication mailed, first class, postage prepaid, to a Securityholder, including any notice delivered in connection with TIA (S) 310(b), TIA (S) 313(c), TIA (S) 314(a) and TIA (S) 315(b), shall be mailed to him or her at his or her address as set forth on the registration books of the Registrar and shall be sufficiently given to him or her if so mailed within the time prescribed.

        Any notice or other communication to the Company, the Guarantor or to the Trustee shall be deemed given only when such notice or other communication is actually received by the Company, the Guarantor or the Trustee, as the case may be. Any notice or other communication mailed to a Holder in the manner prescribed above shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice or other communication. Failure to mail a notice or communication to a Security holder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

        In the event that, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed sufficient giving of such notice for every purpose hereunder.


        Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the latest date for the giving of such notice, and such waiver shall be deemed to constitute such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 11.03.  Communications by Holders with Other Holders.
                --------------------------------------------

        Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Guarantor, the Trustee, the Registrar and any other person shall have the protection of TIA (S) 312(c).

SECTION 11.04.  Certificate and Opinion as to Conditions Precedent.
                --------------------------------------------------

        Upon any request or application by the Company or the Guarantor to the Trustee to take or refrain from taking any action under this Indenture, the Company or the Guarantor, as the case may be, shall furnish to the Trustee at the request of the Trustee:

          (1) an Officers' Certificate or a Guarantor's Officers' Certificate, as the case may be, in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action or inaction have been complied with; and

          (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action or inaction have been complied with.

SECTION 11.05.  Statements Required in Certificate or Opinion.
                ---------------------------------------------

             Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.12) shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided that with
                                                        --------
     respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.06.  Rules by Trustee, Paying Agent, Registrar.
                -----------------------------------------

     The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07.  Governing Law.
                -------------

     The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law.

SECTION 11.08.  No Recourse Against Others.
                --------------------------

     No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or the Guarantor; it being expressly understood that this Indenture and the Securities are solely corporate obligations of the Company and the Guarantor, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors or employees, as such, of the Company or the Guarantor, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in the Securities or implied therefrom; and each Securityholder by its acceptance of a Security, as consideration for and as a condition of the execution of this Indenture and the issue of the Securities, hereby expressly waives and releases any and all such personal liability (either at common law or in equity or by constitution or statute) of, and any and all such rights and claims against, every such incorporator, stockholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations covenants, or agreements contained in this Indenture or in the Securities or implied therefrom.

SECTION 11.09.  Successors.
                ----------

     All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.10.  Counterpart Originals.
                ---------------------

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.11.  Severability.
                ------------

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 11.12.  No Adverse Interpretation of Other Agreements.
                ---------------------------------------------

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Guarantor, the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.13.  Legal Holidays.
                --------------

     In any case where any Interest Payment Date, redemption date, Maturity Date, Stated Maturity, Purchase Date or Repurchase Date shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Securities) payment of principal of and premium, if any, and interest on the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date, Maturity Date, Stated Maturity, Purchase Date or Repurchase Date; provided that if such payment is so made, no interest shall
                 --------
accrue for the period from and after such Interest Payment Date, redemption date, Maturity Date, Stated Maturity, Purchase Date or Repurchase Date, as the case may be.

SECTION 11.14.  Securities as Specified Senior Indebtedness.
                -------------------------------------------

     The obligations of the Company hereunder and under the Securities shall be for all purposes senior in right of payment to the Company's Senior Subordinated Discount Notes due 1999 and shall constitute, and be entitled to the benefits of, "Senior

Indebtedness" and "Specified Senior Indebtedness" as defined by the Indenture under which the same have been issued and for purposes thereof.

                                   SIGNATURES

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

Dated:  ___________ __, 1994

                                            ORCHARD SUPPLY HARDWARE CORPORATION

[SEAL]
                                            By:  _________________________
                                                 Name:
                                                 Title:

Attest:  ___________________


Dated:  __________ __, 1994                 ORCHARD SUPPLY HARDWARE STORES
                                              CORPORATION, as Guarantor

[SEAL]
                                            By:  __________________________
                                                 Name:
                                                 Title:


Dated:  __________ __, 1994                 U.S. TRUST COMPANY OF CALIFORNIA,
                                              N.A., as Trustee

[SEAL]
                                            By:  __________________________
                                                 Name:
                                                 Title:

                                                                       EXHIBIT A

                      ORCHARD SUPPLY HARDWARE CORPORATION


No.                                                      $

                             % SENIOR NOTE DUE 2002


        Orchard Supply Hardware Corporation promises to pay to or registered assigns the principal sum of Dollars on the

Maturity Date of ______________, 2002.

Interest Payment Dates:  ____________________ and

Record Dates:  ____________________ and


        IN WITNESS WHEREOF, ORCHARD SUPPLY HARDWARE CORPORATION has caused this instrument to be executed in its corporate name by a facsimile signature of its President and its Secretary and has caused the facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:                            ORCHARD SUPPLY HARDWARE CORPORATION


                                  By ___________________________
                                     Title:

[SEAL]
                                  By ___________________________
                                     Title:

Certificate of Authentication:

        This is one of the ___________% Senior Notes due 2002 referred to in the within-mentioned Indenture.

U.S. TRUST COMPANY OF CALIFORNIA, N.A.,
  as Trustee


By ________________________    Date:
     Authorized Signature

                             (REVERSE OF SECURITY)

                      ORCHARD SUPPLY HARDWARE CORPORATION

                             % Senior Note due 2002


        1.  Interest.
            --------

        Orchard Supply Hardware Corporation, a Delaware corporation (the "Company"), promises to pay interest at the rate of _______% per annum on the principal amount of this Security semiannually in arrears on each ____________ and ____________, commencing on _______________, 1994, until the principal hereof is paid or made available for payment. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including _______________, 1994, through but excluding the date on which interest is paid. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2.  Method of Payment.
            -----------------

        The interest payable on the Securities, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security is registered at the close of business on the regular record date, which shall be the ________________ or ___________________ (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable in accordance with the provisions specified in the Indenture. Payment of the principal of and interest on this Security will be made at the agency of the Company maintained for that purpose in New York, New York and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided,
                                                                    --------
that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security register.

        3.  Paying Agent and Registrar.
            --------------------------

        Initially, U.S. Trust Company of California, N.A., (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders of Securities. The Company or any of its Subsidiaries may act as Registrar, co-Registrar or Paying Agent.

        4.  Indenture.
            ---------

        This Security is one of a duly authorized issue of Securities of the Company, designated as its _________% Senior Notes due 2002 (the "Securities"), limited in aggregate principal amount to $100,000,000 (except for Securities issued in substitution for destroyed, lost or stolen Securities) issuable under an indenture dated as of [____________], 1994 (the "Indenture"), among the Company, Orchard Supply Hardware Stores Corporation, as Guarantor, and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (the "Act") (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture and the date the Indenture is qualified under the Act. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Act for a statement of them.

        Capitalized terms contained in this Security to the extent not defined herein shall have the meanings assigned to them in the Indenture.

        5.  Optional Redemption.
            -------------------

        The Securities may not be redeemed prior to _____________, 1998, except as provided below. On or after _____________, 1998, the Company may, at its option, redeem the Securities in whole or in part, from time to time, at the following redemption prices (expressed in percentages of the principal amount thereof), in each case together with accrued interest, if any, to the date of redemption.

        If redeemed during the twelve-month period beginning
____________________,

        YEAR                                    PERCENTAGE
        1998 . . . . . . . . . . . . . . . . .
        1999 . . . . . . . . . . . . . . . . .
        2000 and thereafter  . . . . . . . . .     100%


        6.  Repurchase Upon Change of Control.
            ---------------------------------

        By the date specified for repurchase, which shall be within 60 days after giving notice of a Change of Control, each Holder shall have the right, at its option, to require the Company to purchase all or any part of such Holder's Securities at 101% of the principal amount thereof plus accrued interest to the purchase date.

        7.  Notice of Redemption.
            --------------------

        Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on those Securities or portion of them called for redemption.





        8.  Denominations; Transfer; Exchange.
            ---------------------------------

        The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption.


        9.   Persons Deemed Owners.
             ---------------------

          The registered Holder of a Security shall be treated as its owner for all purposes.

        10.  Unclaimed Funds.
             ---------------

        If funds for the payment of principal or interest remain unclaimed for two years, the Trustee or Paying Agent will repay the funds to the Company or the Guarantor, as applicable, at its request. After such repayment Holders of Securities entitled to such funds must look to the Company or the Guarantor, as applicable, for payment unless an abandoned property law designates another person.


        11.  Discharge Prior to Redemption or Maturity.
             -----------------------------------------

        The Indenture will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of funds or United States Government Obligations sufficient for such payment or redemption.


        12.  Defeasance and Covenant Defeasance.
             ----------------------------------

        The Company and the Guarantor may be discharged from their obligations under the Indenture and the Securities, except for certain provisions thereof ("defeasance"), and may be discharged from its obligations to comply with certain covenants contained in the Indenture and the Securities ("Covenant Defeasance"), in each case upon satisfaction of certain conditions specified in the Indenture.


        13.  Amendment; Supplement; Waiver.
             -----------------------------

        Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities, and any default or compliance with any provision may be waived (retroactively or prospectively) with the consent of the Holders of at least a majority in principal amount of the outstanding Securities. Without the consent of any Holder, the Company, the Guarantor and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to give effect to specified transactions or to make any change that does not materially and adversely affect the rights of any Holder of Securities.


        14.  Restrictive Covenants.
             ---------------------

        The Securities are unsecured obligations of the Company limited to the aggregate principal amount of $100,000,000. The Indenture restricts the ability of the Company or any of its Subsidiaries to permit any Liens to be imposed on their assets other than certain Permitted Liens, restricts the ability of the Company or any of its Subsidiaries to make certain payments, limits the Indebtedness which the Company and its Subsidiaries may incur and limits the terms on which the Company may engage in Asset Dispositions. The Company is also obligated under certain circumstances to make an offer to purchase Securities with the net cash proceeds of certain Asset Dispositions. The Company must report annually to the Trustee on compliance with certain covenants in the Indenture.


        15.  Successor Corporation.
             ---------------------

        Pursuant to the Indenture, the ability of the Company to consolidate with, merge with or into or transfer its assets to another person is conditioned upon certain requirements, including certain financial requirements applicable to the surviving Person.


        16.  Defaults and Remedies.
             ---------------------

        If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare all the outstanding Securities to be due and payable immediately. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of a continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of Default and to notify the Trustee promptly after it becomes aware of any Default.


        17.  Trustee Dealings with Company.
             -----------------------------

        The Trustee in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.


        18.  No Recourse Against Others.
             --------------------------

        A director, officer, employee or stockholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason or such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


        19.  Authentication.
             --------------

        This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.


        20.  Indenture.
             ---------

        Each Securityholder, by accepting a Security, agrees to be bound to all of the terms and provisions of the Indenture as the same may be amended from time to time.


        21.  Abbreviations.
             -------------

        Customary abbreviations may be used in the name of Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).


        22.  CUSIP Numbers.
             -------------

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


        The Company will furnish to any Holder of record of Securities upon written request and without charge a copy of the Indenture. Requests should be made to: Orchard Supply Hardware Corporation, 6450 Via Del Oro, San Jose, California 95119, Attention: Chief Financial Officer.

                                   GUARANTEE


        Orchard Supply Hardware Stores Corporation (hereinafter referred to as the "Guarantor", which term includes any successor person under the Indenture referred to in the Security upon which this notation is endorsed), has unconditionally guaranteed to the Holder of this Security the due and punctual payment of the principal of, premium, if any, and interest on and any other obligation of the Company with respect to, the Security upon which this notation is endorsed, when and as the same shall become due and payable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such Security and of the Indenture. In case of the failure of the Company punctually to pay any such principal, premium, interest or other obligations under the Security upon which this notation is endorsed or the Indenture, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Company. The obligations of the Guarantor to the Holder of the Security upon which this notation is endorsed are also set forth in the Indenture.

        This Guarantee shall not be valid until the Trustee signs the certificate of authentication on the Security upon which this notation is endorsed



                              ORCHARD SUPPLY HARDWARE STORES
                          CORPORATION



                              By:___________________________

                                 Title:




                              By:___________________________

                                 Title:

                                ASSIGNMENT FORM


        If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Security to:

________________________________________________________________
________________________________________________________________
________________________________________________________________
     (Print or type name, address and sip code and social security or tax ID number of assignee)

and irrevocably appoint _______________________________________, agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:  __________________          Signed: _____________________
                                            (Sign exactly as name
                                            appears on the other
                                            side of this Security)

Signature Guarantee:  ________________________________

OPTION OF HOLDER TO ELECT PURCHASE

If you the Holder want to elect to have this Security purchased by the Company, check the box: [_]

If you want to elect to have only part of this Security purchased by the Company, state the amount: $__________


Dated:  __________________          Signed: _____________________
                                            (Sign exactly as name
                                            appears on the other
                                            side of this Security)

Signature Guarantee:  ________________________________